EXHIBIT 99

NEWS RELEASE___________________________________________________
UI Analyst Contact:                                                      Susan Allen 203-499-2409                                                UI Media Contact:                                Anita Steeves 203-499-2901
                                  anita.steeves@uinet.com
                                  After Hours 203-499-2812

NRG Analyst Contacts:                                                     Nahla Azmy 609-524-4526                                                   NRG Media Contact:          Lori Neuman 609-524-4525
               Dave Klein 609-524-4527                                                                                            lori.neuman@nrgenergy.com

GenConn, UI and NRG Close on Financing: Peaking Generation Projects Will Deliver 400 Megawatts of Generation in CT

New Haven, CT – April 27, 2009, GenConn Energy, a 50-50 joint venture between NRG Energy, Inc. ( NYSE: NRG) and The United Illuminating Company (UI), a subsidiary of UIL Holdings Corporation (NYSE: UIL), has reached a significant milestone in the development of its peaking generation projects by closing on $534 million of project financing.

The two 200-megawatt (MW) projects, located at NRG’s existing sites in Milford and Middletown, Connecticut, received financing through a bank syndicate comprised of nine major lending institutions. The GenConn project financing includes a seven-year project-backed term loan and a five-year working capital facility, which together total $291 million.  In addition, UI and NRG have each closed an equity bridge loan of $121.5 million, which together total $243 million.  The combined financing package, which is supported by 30-year contracts approved by the Department of Public Utility Control (DPUC), will allow for the completion of these important construction projects and benefit Connecticut energy consumers.

“Securing the financing for these projects is an essential step in moving these projects forward and meeting our contractual and regulatory objectives. In addition, GenConn has executed all major equipment, construction and service contracts associated with the projects,” said Anthony Marone, GenConn president and UI’s vice president of client services. “We were looking to minimize the cost of capital, reduce interest rate uncertainty, mitigate financing risk and maintain full transparency of the structure, compatible with the cost-of-service approach mandated for these projects.”

The new units will have fast-start capability, which is especially important during extreme weather conditions, such as hot summer days or cold winter nights, and use advanced technology emissions controls.

“The construction of the two peaking plants will enhance the electric grid reliability and bring almost 135 construction jobs per project to the state,” said Jonathan Milley, GenConn chief executive officer and vice president of development for NRG’s northeast region. “Selection of such solid projects by the Connecticut DPUC, that are able to obtain financing in this uncertain credit environment, is a testament to the strength of the proposal presented by NRG and UI as well as the rigorous procurement process conducted by the DPUC. Once in operation, these projects will add value to Connecticut and all of its energy consumers.”

GenConn Energy Closes on Financing

Both projects will feature four new fast-start 50 MW General Electric LM 6000 dual-fuel capable combustion turbines. Construction is already underway at NRG’s Devon Station, located in Milford, and is expected to be completed in June 2010. Construction at NRG’s Middletown Station will begin in February 2010 and is expected to be completed in June 2011.

About GenConn
The GenConn joint venture comes out of Connecticut’s need for more peaking power generation, or power that is required during times of highest demand, such as periods of extreme weather conditions or unexpected transmission or generation outages. This joint venture was developed in accordance with a law passed by the State of Connecticut’s General Assembly in 2007 (Public Act 07-242, Section 50), which sought a long-term solution to meet these peaking needs.

GenConn is a joint venture between NRG Energy, a leading wholesale power generation company, and UI, a well-respected Connecticut utility, to produce much needed new peaking generation in the state. NRG is Connecticut’s second largest power generator, and UI is an investor-owned transmission and distribution utility with more than 324,000 customers in Southern Connecticut. This joint venture marks the first time an independent generator and a regulated utility have joined together to build new power generation facilities for the benefit of all Connecticut consumers.

About UI
The United Illuminating Company (UI) is a New Haven-based regional distribution utility established in 1899. UI is engaged in the purchase, transmission, distribution and sale of electricity and related services to more than 324,000 residential, commercial and industrial customers in the Greater New Haven and Bridgeport areas. UI’s World Wide Web address is http://www.uinet.com/. UI’s parent company, UIL Holdings Corporation, is traded on the New York Stock Exchange under the symbol UIL.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management's intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, timing, markets, products and services of UIL Holdings’ subsidiary, UI. The foregoing and other factors are discussed and should be reviewed in UIL Holdings’ most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

About NRG
NRG Energy, Inc. (NYSE: NRG), a Fortune 500 company, owns and operates one of the country’s largest and most diverse power generation portfolios. NRG’s 48 plants provide approximately 24,000 megawatts of generation capacity—including plants in Cos Cob, Middletown, Milford, Norwalk and Uncasville, CT. In November 2007, NRG won two of the industry’s highest honors—Platts Industry Leadership and Energy Company of the Year awards. Headquartered in Princeton, NJ, NRG is a member of the U.S. Climate Action Partnership (USCAP), a group of business and environmental organizations calling for mandatory legislation to reduce greenhouse gas emissions. More information is available at www.nrgenergy.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include NRG’s expectations with respect to new peaking generation in Connecticut and typically can be identified by the use of words such as “will,” “expect,” “plan,” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations

GenConn Energy Closes on Financing

 will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, construction delays and permitting and regulatory obstacles. NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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